Exhibit 5.1



                [HELLER EHRMAN WHITE & MCAULIFFE LLP LETTERHEAD]


December 21, 2001

Chugach Electric Association, Inc.
5601 Minnesota Drive
Anchorage, Alaska 99518

Re: Chugach Electric Association, Inc. - Registration Statement on Form S-1 with respect to $180,000,000 aggregate principal amount of Debt Securities

Ladies and Gentlemen:

         We have acted as counsel to Chugach Electric Association, Inc., an Alaska electric cooperative corporation (the "Company"), in connection with the filing by the Company with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-1 (the "Registration Statement") with respect to the issuance of $120,000,000 aggregate principal amount of the Company's 2002 Series A Bonds and $60,000,000 aggregate principal amount of the Company's 2002 Series B Bonds (collectively the "Securities"). The Securities are initially to be issued pursuant to and secured by an Indenture of Trust dated as of September 15, 1991, as amended by the First, Second, Third, Fourth, Fifth, Sixth, Seventh, Eighth, Ninth, Tenth, and Eleventh Supplemental Indentures thereto (as so amended, the "Indenture"), between Chugach and U.S. Bank Trust National Association (the current "Trustee"). Capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Indenture.

         We have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies. We have based our opinion upon our review of the following records, documents, instruments and certificates and such additional certificates relating to factual matters as we have deemed necessary or appropriate for our opinion:

         (a)      The Registration Statement;

         (b)      The Indenture, including the form of the Securities;

         (c) The Articles of Incorporation (including all amendments thereto) of the Company certified by the Alaska Department of Community and Economic Development, Division of Banking, Securities and Corporations, as of December 18, 2001, and certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;
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December 21, 2001
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         (d)      The Bylaws of the Company (and all amendments thereto)
                  certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

         (e) A Certificate of Compliance relating to the Company issued by the Alaska Department of Community and Economic Development Division of Banking, Securities and Corporations on December 18, 2001; and

         (f) Records certified to us by an officer of the Company as constituting all records of proceedings and actions of the board of directors of the Company relating to the transactions contemplated by the Registration Statement and issuance of the Securities.

         We have also assumed (1) the applicable provisions of the Securities Act of 1933 (the "Securities Act") and the Securities Exchange Act of 1934 (the "Exchange Act"), the Trust Indenture Act of 1939, as amended, and the securities or blue sky laws of various states have been complied with, (2) the Indenture has been duly authorized, executed and delivered on behalf of the Trustee, (3) the Securities will be duly executed by the Company and authenticated by the Trustee in accordance with the terms of the Indenture and (4) the Securities will be delivered and paid for as contemplated by the Registration Statement.

                                       II.

         We express no opinion as to:

         A. The applicable choice of law rules that may affect the interpretation or enforcement of the Indenture or the Securities.

         B. Any tax, anti-trust, land use, safety, environmental or hazardous materials laws, rules or regulations.

         C. The enforceability of any liquidated damages provision contained in the Indenture or the Securities.

         D. The right of a lender or indenture trustee to take possession of the collateral without having a receiver appointed, or entitlement to appointment of a receiver, as Alaska Statutes ("AS") Section 09.40.240 specifies statutory prerequisites to such an appointment.

         F. The enforceability of any provision of the Indenture which purports to waive the right to benefit from the doctrine of marshalling of assets upon foreclosure.

         G. The enforceability of any provision of the Indenture which purports to create a "springing lien" whereby certain property initially excepted from the lien of the Indenture would become subject to the lien of the Indenture upon the occurrence of an Event of Default.
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         H. The enforceability of any provision of the Indenture to the extent any such provision or the enforcement thereof conflict with AS Chapter 34.20, which contains certain provisions with respect to the foreclosure of mortgages and deeds of trust in Alaska, which provisions relate to and specify the procedures for the sale of encumbered real property, the curing of defaults, the application of proceeds and related matters.

         Without limiting the effect of the assumptions and qualifications stated above, we advise you that our opinion set forth in Part III is further limited as follows:

         (i) Rule 82 of the Alaska Rules of Civil Procedure may limit or otherwise affect the enforceability of any provisions in the Indenture or the Securities with respect to recovery of attorneys' fees.

         (ii) The right of the Trustee to pursue multiple remedies is limited by AS 09.45.200, which generally prohibits an action for the foreclosure of a lien during or after the pendency of an action for the recovery of a debt secured by such lien.

         (iii) The right to obtain a deficiency judgment is limited by AS 34.20.100, which provides that, following a nonjudicial foreclosure, no other or further action or proceeding may be taken nor judgment entered against the maker on the obligation secured by the deed of trust for a deficiency.

         (iv) The enforceability of the Securities may further be limited by provisions of Alaska law (a) limiting the right of any party to enforce its rights under the Securities if that party proceeds in a manner which would be deemed commercially unreasonable or seeks to invoke penalties of defaults which bear no reasonable relation to the damage suffered or would otherwise work a forfeiture, and (b) limiting, on public policy grounds, the effectiveness of general indemnities or waivers of the benefits of statutory provisions or judicially created rights.

         (v) There may be statutory and other legal requirements applicable to a lender or indenture trustee exercising any remedies upon the occurrence of a default or in the foreclosure of any security under the Indenture, but those legal requirements should not make the remedies under the Indenture, taken as a whole, inadequate for the practical realization of the security and benefits provided by the Indenture.

         This opinion is limited to the federal laws of the United States of America and the laws of the State of Alaska, and we disclaim any opinion as to the laws of any other jurisdiction. We further disclaim any opinion as to any statute, rule, regulation, ordinance, order or other promulgation of any regional or local governmental body or as to any related judicial or administrative opinion.
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                                      III.

         Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of our opinion, and subject to the limitations and qualifications expressed herein, it is our opinion that:

         The Securities have been duly authorized and, when sold and after receipt of payment therefor, will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject, as to enforcement, (i) to bankruptcy, insolvency, fraudulent conveyance, reorganization, arrangement, moratorium and other laws of general applicability relating to or affecting creditors' rights and remedies, and (ii) to general principles of equity, whether such enforceability is considered in a proceeding in equity or at law.

                                       IV.

         We further advise you that:

          A. As noted, the enforceability of the Securities is subject to the effect of general principles of equity. These principles include, without limitation, concepts of commercial reasonableness, materiality and good faith and fair dealing. As applied to the Securities, these principles will require the parties thereto to act reasonably, in good faith and in a manner that is not arbitrary or capricious in the administration and enforcement of the Securities and will preclude the parties thereto from invoking penalties for defaults that bear no reasonable relation to the damage suffered or that would otherwise work a forfeiture.

          B.   The enforceability of the Securities is subject to the effects of
               (i) Section 45.01.102 of the Alaska Uniform Commercial Code (the "Alaska UCC"), which provides that obligations of good faith, diligence, reasonableness and care prescribed by the Alaska UCC may not be disclaimed by agreement, although the parties may by agreement determine the standards by which the performance of such obligations is to be measured if those standards are not manifestly unreasonable, (ii) Section 45.01.203 of the Alaska UCC, which imposes an obligation of good faith in the performance or enforcement of a contract and (iii) legal principles under which a court may refuse to enforce, or may limit the enforcement of, a contract or any clause of a contract that a court finds as a matter of law to have been unconscionable at the time it was made.

          C. The effectiveness of indemnities, rights of contribution, exculpatory provisions and waivers of the benefits of statutory provisions may be limited on public policy grounds.

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          D.   Provisions of the Securities requiring that waivers must be in writing may not be binding or enforceable if a non-executory oral agreement has been created modifying any such provision or an implied agreement by trade practice or course of conduct has given rise to a waiver.

                                       V.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Opinions" in the prospectus constituting a part of the Registration Statement.

         This opinion is rendered to you in connection with the filing of the Registration Statement and is solely for your benefit and the benefit of the purchasers of the Securities. This opinion may not be relied upon by any other person, firm, corporation or other entity without our prior written consent. We disclaim any obligation to advise you of any change of law that occurs, or any facts of which we become aware, after the date of this opinion.

                                    Very truly yours,

                                /S/ HELLER EHRMAN WHITE & MCAULIFFE LLP